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                                                                   EXHIBIT 23.03


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 1, 2001 relating to the financial statement of Global Macro Trust, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
New York, New York
January 9, 2002